                                                                    EXHIBIT 4.10

                               (FACE OF SECURITY)

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO. 1                                             CUSIP NO. 38141GAK0
                                                           ISIN NO. US38141GAK04

                          THE GOLDMAN SACHS GROUP, INC.

                           MEDIUM-TERM NOTES, SERIES B
                              7.50% Notes due 2005

                  The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT:                          ORIGINAL ISSUE DISCOUNT
$750,000,000                               SECURITY:  N/A

STATED MATURITY DATE: January                   o  Total Amount of OID:
28, 2005                                           N/A
                                                o  Yield to Maturity:  N/A
SPECIFIED CURRENCY:  U.S.                       o  Initial Accrual Period
dollars for all payments                           OID: N/A
unless otherwise specified
below:                                     REDEMPTION COMMENCEMENT
                                           DATES:  The Company may
     o  payments of principal and          redeem this Security as
        any premium: U.S. dollars          provided in Section 5 on the
                                           reverse hereof
     o  payments of interest:
        U.S. dollars                       REDEMPTION PRICE(S):  See
                                           Section 5 on the reverse
     o  Exchange Rate Agent: N/A           hereof

INTEREST RATE: 7.50% per annum             REPAYMENT AT THE HOLDER'S
                                           OPTION:  N/A
INTEREST PAYMENT DATE(S):
Every January 28 and July 28,              REPAYMENT PRICE:  N/A
beginning July 28, 2000
                                           REPAYMENT DATE(S):  N/A
ORIGINAL ISSUE DATE*: January
28, 2000                                   DEFEASANCE:


------------------------------------

* This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor Security.

                    (Face of Security continued on next page)
                                       -2-

     o  Full Defeasance: Yes               on the reverse hereof.

     o  Covenant Defeasance: Yes

OTHER TERMS:   See Section 4




                  Terms left blank or marked "N/A", "No", "None" or in a similar manner do not apply to this Security except as otherwise may be specified.

                  Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

                  The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of the principal hereof, at the rate per annum equal to the Interest Rate specified on the face hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest, at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.
                    (Face of Security continued on next page)

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 13 or July 13 (whether or not a Business Day, as such term is defined in Section 3 on the reverse hereof) next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted
Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         CURRENCY OF PAYMENT

                  Payment of principal (and premium, if any) of and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next three paragraphs. The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries

                    (Face of Security continued on next page)

(as defined in Section 3 on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

                  Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporation Trust Trustee Administration, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

                  The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of the Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of Securities of this or any other series who elect to receive


                    (Face of Security continued on next page)

U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

                  Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for such Specified Currency (the "Exchange Rate") as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.

         MANNER OF PAYMENT - U.S. DOLLARS

                  Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the



                    (Face of Security continued on next page) address of the Person entitled thereto as such address shall appear in the Security Register.

                  Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporation Trust Trustee Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

         MANNER OF PAYMENT - OTHER SPECIFIED CURRENCIES

                  Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by

                    (Face of Security continued on next page) wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee's receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

         MANNER OF PAYMENT - GLOBAL SECURITIES


                    (Face of Security continued on next page)

                  Notwithstanding any provision of this Security or the Indenture, if this Security is a Global Security, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the Indenture.

         PAYMENTS DUE ON A BUSINESS DAY

                  Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security. Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. The provisions of this paragraph shall apply to the Security in lieu of the provisions of Section 113 of the Indenture.

                      ------------------------------------


                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                   (Face of Security continued on next page)
                                       -9-

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                            THE GOLDMAN SACHS GROUP, INC.


                                            By /s/ Dan H. Jester
                                              --------------------------
                                              Name:  Dan H. Jester
                                              Title: Vice President and
                                                     Treasurer

Dated:   January 28, 2000


                  This is one of the Securities of the series designated herein and referred to in the Indenture.




                                            THE BANK OF NEW YORK, as Trustee


                                            By /s/ Carlos J. Capellan
                                               ----------------------------
                                               Authorized Signatory

                              (Reverse of Security)

                  1.  SECURITIES AND INDENTURE

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions of this Security, the provisions of this Security shall control.

                  2.       SERIES AND DENOMINATIONS

                  This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $15,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series of securities designated on the face hereof. Solely for the purposes of section 5 below, the "January 28, 2005 Tranche" at any time shall consist of this Security and all other Securities of this series, whether originally issued on or after the Original Issue Date, that are then Outstanding and specifically provide by their terms that they are part of the January 28, 2005 Tranche. The Securities that are part of the January 28, 2005 Tranche do not constitute a separate series under the Indenture or the Securities.



                  (Reverse of Security continued on next page)

                  The Securities of this series are issuable only in registered form without coupons in "Authorized Denominations", which term shall have the following meaning. For each Security of this series having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and multiples thereof. For each Security of this series having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 and any multiple thereof.

                  3.       EXCHANGE RATE AGENT AND RELATED TERMS

                  If the principal of or interest on this Security is payable in a Specified Currency other than U.S. dollars, the Company has initially appointed the institution named on the face of this Security as Exchange Rate Agent to act as such agent with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are such agent, Affiliates of such agent or Affiliates of the Company.

                  All determinations made by the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Exchange Rate Agent shall not have any liability therefor.

                  Unless otherwise specified on the face hereof, for all purposes of this Security, the term "Business Day" means


                  (Reverse of Security continued on next page) each Monday, Tuesday, Wednesday, Thursday or Friday that (i) is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, (ii) if the Specified Currency for any payment on this Security is other than U.S. dollars or euros, is not a day on which banking institutions in the principal financial center of the country issuing such Specified Currency generally are authorized or obligated by law, regulation or executive order to close, (iii) if the Specified Currency for any payment on this Security is euros, is not a Euro Business Day and (iv) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close. "Euro Business Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express (TARGET) System, or any successor system, is open for business. With respect to any particular location, the close of business on any day on which business is not being conducted shall be deemed to mean 5:00 P.M., New York City time, on that day.

                  References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

                  References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries. "EMU Countries" means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

                  References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for



                  (Reverse of Security continued on next page) the payment of public and private debts in the country issuing such currency on the Original Issue Date.

                  4.       ADDITIONAL AMOUNTS

                  If the beneficial owner of this Security is a United States Alien (as defined below), the Company will pay all additional amounts that may be necessary so that every net payment of the principal of and interest on this Security to such beneficial owner, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed with respect to such payment by any U.S. Taxing Authority (as defined below), will not be less than the amount provided for in such Security to be then due and payable; provided, however, that the Company shall have no obligation to pay additional amounts for or on account of any one or more of the following:

                  (i) any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary or member of such beneficial owner, if such beneficial owner is an estate, trust or partnership) and the United States (as defined below) (other than the mere receipt of a payment on, or the ownership or holding of, a Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary or member) at any time, for U.S. federal income tax purposes: (a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the U.S.




                  (Reverse of Security continued on next page)

         Internal Revenue Code of 1986, as amended, or any successor provision;

                  (ii) any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective any time after the day on which the payment becomes due or is duly provided for, whichever occurs later;

                  (iii) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

                  (iv) any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which any U.S. Taxing Authority is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

                  (v) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on this Security;

                  (vi) any tax, assessment or other governmental change imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company); or




                  (Reverse of Security continued on next page)

                  (vii) any combination of the taxes, assessments or other governmental charges described in items (i) through (vi) of this
         Section 4.

                  Additional amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be required to pay Additional Amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for this purpose.

                  The term "United States Alien" means any person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. For the purposes of this Section 4 and Section 5 only, (a) the term "United States" means the United States of America (including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America and
(b) the term "U.S. Taxing Authority" means the United States of America or any state, any other jurisdiction or any taxing authority in the United States.

                  Except as specifically provided in this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

                  Whenever in the Securities of this series (or in the Indenture, including in Sections 501(1) and (2) thereof, insofar as applicable to this series) there is a reference, in any context, to the payment of the principal of or interest on any Security of this series, such mention shall be deemed to include mention of any payment of additional

                  (Reverse of Security continued on next page) amounts to United States Aliens in respect of such payment of principal or interest to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof pursuant to this Section 4 or any corresponding section of another Security of this series, as the case may be. Express mention of the payment of additional amounts in any provision of any Security of this series shall not be construed as excluding additional amounts in the provisions of any Security of this series (or of the Indenture insofar as it applies to this series) where such express mention is not made.

                  5.       REDEMPTION AT THE COMPANY'S OPTION

                  This Security and all other Securities that are part of the January 28, 2005 Tranche may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price equal to 100% of the Outstanding principal amount of the Securities to be redeemed, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of the United States (as defined in
Section 4 above) or any U.S. Taxing Authority (as defined in Section 4 above), or any amendment to or change in an official interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after January 25, 2000, the Company will become obligated to pay, on the next Interest Payment Date, additional amounts in respect of this Security or any other Security that is part of the January 28, 2005 Tranche, pursuant to Section 4 of this Security or any such other Security. If the Company becomes entitled to redeem this Security, it may do so on any day
thereafter pursuant to the Indenture,   provided, however, that (1) the Company
gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption as provided in the Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next Interest Payment Date on which the Company would be obligated to pay such additional amounts and (3) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to




                  (Reverse of Security continued on next page) the giving of any notice of redemption of Securities pursuant to this
Section 5, the Company will deliver to the Trustee an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem the Securities have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.

                  6.       REPAYMENT AT THE HOLDER'S OPTION

                  Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date as provided in the Indenture). If this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the "applicable Repayment Date" shall mean such earliest Repayment Date.


                  In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security),




                  (Reverse of Security continued on next page) on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either
(i) this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York, Attention:
Corporation Trust Trustee Administration, 101 Barclay Street, New York, New York 10286 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

                  7.       TRANSFER AND EXCHANGE

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this

                  (Reverse of Security continued on next page)

Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

                  If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.


                  (Reverse of Security continued on next page)

                  8.       DEFEASANCE

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.

                  9.       REMEDIES

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.




                  (Reverse of Security continued on next page)

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  10.      MODIFICATION AND WAIVER

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  11.      GOVERNING LAW


                (Reverese of Security continued on next page)

                  THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                (Reverse of Security continued on next page)

                                                           CUSIP NO. __________

                                                 ORIGINAL ISSUE DATE: __________



                          THE GOLDMAN SACHS GROUP, INC.
                           MEDIUM-TERM NOTE, SERIES B

                            OPTION TO ELECT REPAYMENT

               TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                 ELECTS TO EXERCISE SUCH RIGHT - NOT APPLICABLE


                  The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:


--------------------------------------------------------------------------------

                     (please print name of the undersigned)


--------------------------------------------------------------------------------

                    (please print address of the undersigned)


--------------------------------------------------------------------------------

               (please print telephone number of the undersigned)

                  If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

                  For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this "Option to Elect Repayment" form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth
(a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

              The Bank of New York
              Attention: Corporation Trust Trustee Administration
              101 Barclay Street
              New York, New York 10286

or at such other place as the Company or the Trustee shall notify the holder of such Security.

              If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

                          ----------------------------

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

              ----------------------------


Date: _______________               ______________________________
                                     Notice: The signature to this
                                     Option to Elect Repayment must
                                     correspond with the name of
                                     the Holder as written on the
                                     face  of such Security in
                                     every particular without
                                     alteration or enlargement or
                                     any other change whatsoever.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM - as tenants in common

                  TEN ENT - as tenants by the entireties

                  JT TEN - as joint tenants with the right of
                               survivorship and not as tenants
                               in common

                  UNIF GIFT MIN ACT - __________ Custodian _________
                                       (Cust)              (Minor)
                               under Uniform Gifts to Minors Act


                               ------------------------------
                                             (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                               -----------------------------

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
-----------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

 -----------------------
/----------------------/

============================================================
                   (Please Print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee)

------------------------------------------------------------
the attached Security and all rights thereunder, and hereby
irrevocably constitutes and appoints _______________________
------------------------------------------------------------
to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:______________
Signature Guaranteed
-------------------------                            ---------------------------
NOTICE: Signature must be                            NOTICE:  The signature to
guaranteed.                                          this assignment must
                                                     correspond with the name of
                                                     the Holder as written upon
                                                     the face of the attached
                                                     Security in every
                                                     particular, without
                                                     alteration or enlargement
                                                     or any change whatever.